Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma consolidated combined financial statements (the “pro forma financial statements”) have been derived from the annual historical consolidated financial statements of Essential Utilities, Inc. (the “Company” or “Essential”) and LDC Funding LLC (“LDC”), including the consolidated statements of net income for the year ended December 31, 2019 and for the six months ended June 30, 2020. LDC is the parent of Peoples Natural Gas Company LLC, Peoples Gas Company LLC, Peoples Gas WV LLC, Peoples Gas KY LLC, and Delta Natural Gas Company Inc., as well as other subsidiaries (collectively with LDC, “Peoples”).

The unaudited pro forma consolidated combined statement of net income for the year ended December 31, 2019 and for the six months ended June 30, 2020 give effect to the acquisition by the Company of all of the issued and outstanding limited liability company membership interests of Peoples (the “Acquisition”) and certain financing transactions (as described in Note 5 of the accompanying notes) as if they were completed on January 1, 2019. The unaudited pro forma consolidated combined balance sheet as of June 30, 2020 is not presented herein as Peoples is reflected in the Company’s historical consolidated balance sheet as of June 30, 2020.

The unaudited pro forma consolidated combined statement of net income for the year ended December 31, 2019 combines the historical consolidated statement of operations for the year ended December 31, 2019 of Essential and the historical consolidated statement of income for the year ended December 31, 2019 of Peoples. The unaudited pro forma consolidated combined statement of net income for the six months ended June 30, 2020 combines the historical consolidated statement of operations for the six months ended June 30, 2020 of Essential and the pre-acquisition historical results of Peoples for the period January 1, 2020 to March 15, 2020 derived from Peoples books and records.

The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are: (1) directly attributable to the Acquisition and the related transactions described herein; (2) factually supportable; and (3) with respect to the pro forma statement of net income, expected to have continuing impact on the combined results of the Company and Peoples. As such, the impacts of non-recurring Acquisition-related expenses are not included in the pro forma statement of net income. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma financial statements.

The pro forma financial statements were based on, and should be read in conjunction with, the following:

•

the separate historical audited consolidated financial statements of the Company as of and for the year ended December 31, 2019 and the related notes, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2020;

•

the separate historical unaudited consolidated financial statements of the Company as of and for the six months ended June 30, 2020 and the related notes, included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 6, 2020; and

•

the separate historical audited consolidated financial statements of Peoples as of December 31, 2019 and 2018, and for the three years ended December 31, 2019 and related notes included as Exhibit 99.1 to the Form 8-K/A filed on April 13, 2020.

The unaudited pro forma consolidated combined financial information has been prepared using the acquisition method of accounting in accordance with the business combination accounting guidance as provided in Accounting Standards Codification (“ASC”) 805, Business Combinations. The applicable guidance also requires that one party to an acquisition be identified as the acquirer. In accordance with such principles, the Acquisition will be accounted for as an acquisition of Peoples by the Company.

Accounting for the Acquisition is dependent upon certain valuation and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. The assets and liabilities of Peoples have been measured based on various preliminary estimates using assumptions that the Company believes are reasonable based on information that is currently available. Differences between these preliminary estimates and the final acquisition accounting could have a material impact on the accompanying pro forma financial statements and the combined company’s future results of operations and financial position. The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma combined financial statements prepared in accordance with the rules and regulations of the SEC. The Company intends to finalize the acquisition accounting as soon as practicable within the required measurement period, but in no event later than one year following completion of the Acquisition, which closed on March 16, 2020.

The pro forma financial statements have been presented for informational purposes only and do not purport to represent the actual results of operations that the Company and Peoples would have achieved had the companies been combined during the periods presented in the pro forma financial statements and are not intended to project the future results of operations that the combined company may achieve after the Acquisition. The pro forma financial statements do not reflect any cost savings that may be realized as a result of the Acquisition and also does not reflect any restructuring or integration-related costs to achieve those potential cost savings.

			Unaudited Pro Forma Consolidated Combined Statement of Net Income for the Year Ended December 31, 2019
	Historical Results		Pro Forma Adjustments
	Essential	Peoples
(in thousands, except per share amounts)	Year Ended December 31, 2019	Year Ended December 31, 2019	Reclassification Adjustments (Note 2)			Acquisition- related Adjustments (Note 3)			Financing- related Adjustments (Note 4)			Pro Forma Combined
Operating revenues	889,692	908,654	—			—			—			1,798,346

Operating expenses:
Operations and maintenance	333,102	214,487	10,983	2	(a)	(26,564)	3	(a), 3(b)	—			532,008
Purchased gas	—	367,388	—			—			—			367,388
Depreciation	158,179	95,401	(2,599)	2	(b)	—			—			250,981
Amortization	(1,703)	—	2,599	2	(b)	(687)	3	(c)	—			209
Taxes other than income taxes	59,955	16,898	—			—			—			76,853

Total operating expenses	549,533	694,174	10,983			(27,251)			—			1,227,439

Operating income	340,159	214,480	(10,983)			27,251			—			570,907

Other expense (income):
Interest expense	125,383	67,124	748	2	(c)	(22,887)	3	(d)	29,444	4	(a)	199,812
Interest income	(25,406)	—	(421)	2	(d)	—			(23,377)	4	(b)	(49,204)
Affiliated interest charges	—	—	—			—			—			—
Allowance for funds used during construction	(16,172)	—	(748)	2	(c)	—			—			(16,920)
Change in fair value of interest rate swap agreements	23,742	—	—			(23,742)	3	(e)	—			—
Loss on debt extinguishment	18,528	—	—			(18,528)	3	(f)	—			—
Gain on sale of other assets	(923)	—	—			—			—			(923)
Equity earnings in joint venture	(2,210)	—	—			—			—			(2,210)
Other expense (income)	5,691	7,600	(10,562)	2	(a), 2(d)	—			—			2,729

Income before income taxes	211,526	139,756	—			92,408			(6,067)			437,623

Provision for income taxes (benefit)	(13,017)	29,092	—			25,874	3	(g)	(1,699)	4	(c)	40,250

Net income	224,543	110,664	—			66,534			(4,368)			397,373

Net income per share:
Basic net income per share (See Note 5)	1.04											1.57
Diluted net income per share (See Note 5)	1.04											1.56
Weighted-average number of shares (in thousands):
Basic (See Note 5)	215,550											253,670
Diluted (See Note 5)	215,931											254,051

See the accompanying notes to the unaudited pro forma combined financial statements, which are an integral part of these statements.

			Unaudited Pro Forma Consolidated Combined Statement of Net Income for the Six Months Ended June 30, 2020
	Historical Results		Pro Forma Adjustments
	Essential	Peoples
(in thousands, except per share amounts)	Six Months Ended June 30, 2020	For the period January 1, 2020 to March 15, 2020	Reclassification Adjustments (Note 2)			Acquisition- related Adjustments (Note 3)			Financing-related Adjustments (Note 4)			Pro Forma Combined
Operating revenues	640,053	281,068	—			—			—			921,121

Operating expenses:
Operations and maintenance	235,241	48,888	4,318	2	(a)	(26,441)	3	(a), 3(b)	—			262,006
Purchased gas	56,190	103,575	—			—			—			159,765
Depreciation	113,491	21,171	(480)	2	(b)	—			—			134,182
Amortization	2,646	—	480	2	(b)	(141)	3	(c)	—			2,985
Taxes other than income taxes	35,869	3,781	—			—			—			39,650

Total operating expenses	443,437	177,415	4,318			(26,582)			—			598,588

Operating income	196,616	103,653	(4,318)			26,582			—			322,533

Other expense (income):
Interest expense	86,788	6,797	161	2	(c)	(4,690)	3	(d)	14,097	4	(a)	103,153
Interest income	(5,231)	—	98	2	(d)	—			(4,999)	4	(b)	(10,132)
Affiliated interest charges	—	—	—			—			—			—
Allowance for funds used during construction	(5,178)	—	(161)	2	(c)	—			—			(5,339)
Gain on sale of other assets	(125)	—	—			—			—			(125)
Equity earnings in joint venture	(343)	—	—			—			—			(343)
Other expense (income)	957	3,966	(4,416)	2	(a), 2(d)	—			—			507

Income before income taxes	119,748	92,890	—			31,272			(9,098)			234,812

Provision for income taxes (benefit)	(6,662)	20,641	—			8,756	3	(g)	(2,547)	4	(c)	20,188

Net income	126,410	72,249	—			22,516			(6,551)			214,624

Net income per share:
Basic net income per share (See Note 5)	0.52											0.84
Diluted net income per share (See Note 5)	0.50											0.84
Weighted-average number of shares (in thousands):
Basic (See Note 5)	245,144											254,070
Diluted (See Note 5)	254,452											254,452

See the accompanying notes to the unaudited pro forma combined financial statements, which are an integral part of these statements.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

On March 16, 2020, pursuant to the terms of a purchase agreement, dated October 22, 2018 (the “Peoples purchase agreement”), the Company completed the Acquisition of Peoples for cash consideration of $3,465,344, which was the base cash purchase price as adjusted pursuant to the terms of the Peoples purchase agreement by $43,935 for the estimated change in working capital, by $247,500 for certain estimated capital expenditures, and by $1,101,091 for indebtedness of Peoples outstanding as of the closing date. The cash consideration is subject to further adjustment upon completion of a closing balance sheet and the finalization of other adjustments. The acquisition of Peoples and related transactions, including the related costs, were financed through the following financing transactions that were completed in connection with the Acquisition:

•

Issuance of $749,907 of the Company’s common stock, par value $0.50 per share (“Common Stock”), pursuant to a Stock Purchase Agreement with Canada Pension Plan Investment Board (“CPPIB”) (the “Private Placement”) at a per share price of $34.62. The Private Placement was completed on March 16, 2020;

•	Borrowings of $150,000 under a credit agreement the Company entered into with PNC Bank, National Association on March 13, 2020 (the “PNC Credit Agreement”);

•

Borrowings of approximately $800,000, including approximately $22,000 designated for letter of credit usage, aggregate principal amount of long-term debt under the Company’s five-year unsecured revolving credit agreement (the “Revolving Credit Agreement”);

•	Issuance of $1,293,750 of Common Stock and $690,000 of the Company’s 6.00% tangible equity units (“TEUs”) in public offerings, which were completed on April 23, 2019; and

•

Issuance of $900,000 aggregate principal amount of senior notes in a public offering that was completed on April 26, 2019. A portion of the proceeds from the senior notes were used to redeem $313,500 of the Company’s outstanding debt (the “Company Debt Refinancing”), and remaining proceeds were used prior to December 31, 2019 to temporarily repay borrowings under the Revolving Credit Agreement. On the Acquisition closing date, the Company borrowed under the Revolving Credit Agreement to complete the Acquisition as described above.

On October 23, 2018, the Company entered into interest rate swap agreements to mitigate interest rate risk associated with $850,000 of then-anticipated future debt issuances to fund a portion of the Acquisition. The interest rate swaps were settled on April 24, 2019 in conjunction with the senior notes offering described above, which resulted in a payment by Essential in the amount of $83,520. The interest rate swaps did not qualify for hedge accounting and any changes in the fair value of the swaps was included in our earnings.

Since the pro forma financial statements have been prepared based upon preliminary estimates, the final amounts recorded at the closing date of the Acquisition may differ materially from the information presented herein. These preliminary estimates are subject to change pending further review of the assets acquired and the liabilities assumed.

Management has substantially completed the review of Peoples’ other accounting policies and based on its analysis to date has determined that no other significant adjustments are necessary to conform Peoples’ financial statements to the accounting policies used by the Company in the preparation of the pro forma financial statements.

Certain reclassifications have been made to the historical presentation of Peoples’ financial statements in order to conform to the financial statement presentation of the Company. These reclassifications are discussed further at Note 3.

The pro forma financial statements have been prepared using the acquisition method of accounting. In accordance with the acquisition method, Peoples’ assets acquired and liabilities assumed have been measured at their estimated fair value. For purposes of measuring the estimated fair value of assets acquired and liabilities assumed, the Company utilizes estimates based on key assumptions of the Acquisition, including historical and current market information. The pro forma adjustments included herein are preliminary and will be revised at the time the Company has finalized its fair value valuations and analyses.

Costs related to the Acquisition recorded by both Peoples and the Company in each of the respective historical financial statements have been excluded from the pro forma statement of net income for the year ended December 31, 2019 and for the six months ended June 30, 2020 as they reflect non-recurring charges directly related to the transaction.

Following the closing of the Acquisition, we granted stock-based awards under a long-term incentive plan to employees of Peoples. However, the impact of these awards was immaterial and therefore is not reflected within the pro forma statement of net income.

Note 2. Reclassification Adjustments

Certain historical consolidated financial statement balances of Peoples have been reclassified in the unaudited pro forma financial statements to conform to the historical consolidated financial statement presentation of the Company.

Adjustments to the Pro Forma Statement of Net Income for the Year Ended December 31, 2019 and for the Six Months Ended June 30, 2020

(a)

Donations, Penalties and Other Expenses. Represents the reclassification of Peoples’ donations, penalties and other miscellaneous expenses to the Company’s “Operations and maintenance” line item in order to conform to the Company’s statement of net income presentation.

(b)

Amortization. Represents the reclassification of certain expenses from Peoples’ “Depreciation and amortization” into the Company’s “Amortization” line item in order to conform to the Company’s statement of net income presentation.

(c)

Allowance for Funds Used in Construction. Represents the reclassification of allowance for funds used in construction within Peoples’ “Interest expense” to the Company’s “Allowance for funds used during construction” line item in order to conform to the Company’s statement of net income presentation.

(d)

Interest and Other Income. Represents the reclassification of certain interest income recorded by Peoples within “Other” to the Company’s “Interest income” line item in order to conform to the Company’s statement of net income presentation.

Note 3. Acquisition-related Adjustments

Adjustments to the Pro Forma Statement of Net Income for the Year Ended December 31, 2019 and for the Six Months Ended June 30, 2020

(a)

Management Fee. Reflects the elimination of Peoples’ management fee charged by its parent, SteelRiver Infrastructure Partners, of approximately $4,979 during the year ended December 31, 2019 and $1,245 for the period from January 1, 2020 to March 15, 2020, respectively. The management fee has been eliminated in the unaudited pro forma financial statements as the management fee agreements will be terminated in connection with the Acquisition.

(b)

Transaction Costs. Reflects the elimination of Acquisition-related expenses recorded by both the Company and Peoples of $21,585 and $25,196, excluding approximately $1,845 and $376 of integration-related costs for which the related impact on the combined results is not factually supportable for the year ended December 31, 2019 and for the six months ended June 30, 2020, respectively. The Acquisition-related expenses consisted principally of legal and advisory fees, including underwriter structuring and opinion letter fees, and have been eliminated as they were directly related to the Acquisition and were nonrecurring in nature. Transaction-related expenses recorded by the Company also included change in control severance and retention bonus payments to its employees for a total amount of $9,000. As the cost was nonrecurring in nature, it has been eliminated for the six months ended June 30, 2020.

(c)

Amortization expense. All amortization adjustments relate to identified intangible assets as a result of the acquisition for non-regulated businesses and are recorded to Amortization. The estimated amortization expense was computed using the straight-line method based on an estimated useful life of the identifiable definite-lived intangible assets.

(in thousands)	Estimated Useful Life	Estimated Fair Value	December 31, 2019 Amortization Estimates	For the period January 1, 2020 to March 15, 2020 Amortization Estimates
Customer List	15	4,400	293	60
Trade Name	15	390	26	5

Total		4,790	319	65

Historical amortization expense			1,006	206

Pro forma adjustment			(687)	(141)

(d)

Interest Expense. Reflects the elimination of interest expense of $26,081 and $5,344 for the year ended December 31, 2019 and for the six months ended June 30 2020, respectively related to Peoples’ debt outstanding as of December 31, 2019 that was not assumed by Essential upon the consummation of the Acquisition, including interest expenses related to certain loans with the parent company of Peoples, offset by additional estimated interest expense of $3,194 and $654 related to assumed short-term borrowings of $181,000 that were incurred by Peoples in February 2020 which bear interest at LIBOR plus 0.875% for the year ended December 31, 2019 and for the six months ended June 30, 2020, respectively.

(e)

Change in Fair Value of Interest Rate Swap Agreements. Reflects the elimination of the change in fair value of the interest rate swap agreements for the year ended December 31, 2019. This amount will not have a continuing impact on the ongoing results of the combined company as the interest rate swap agreements were executed in October 2018 and were settled in connection with Essential’s senior notes offering in April 2019.

(f)

Loss on Debt Extinguishment. Reflects the elimination of the loss recorded by the Company for the year ended December 31, 2019, due to the redemption of $313,500 principal amount of the Company’s outstanding notes in the Company Debt Refinancing and corresponding make whole payments. These notes would have been callable in connection with the Acquisition if they had remained outstanding and therefore their repayment is considered directly attributable to the Acquisition.

(g)

Income Tax Expense. Reflects the income tax effects of the pro forma adjustments calculated using an estimated statutory income tax rate of 28% for the year ended December 31, 2019 and for the six months ended June 30, 2020. The statutory rate may differ materially from the Company’s effective tax rate following the Acquisition and does not consider any historical or future tax events that may impact the combined company.

Note 4. Financing-related Adjustments

The Company has reflected the following additional financing transactions that were completed in April 2019 and March 2020 to fund the Acquisition and related transactions, including the related costs, in the pro forma statement of net income as if the transactions were completed as of January 1, 2019.

•

Private Placement. On March 29, 2019, the Company entered into a Stock Purchase Agreement with CPPIB pursuant to which CPPIB purchased 21,661 newly issued shares of Common Stock from the Company on March 16, 2020 at $34.62 per share. The total net proceeds for the Private Placement was $730,239, which is net of issuance costs of $19,668.

•

PNC Credit Agreement. On March 13, 2020, the Company borrowed $150,000 under the PNC Credit Agreement, which the Company entered into on March 13, 2020. The PNC Credit Agreement will mature on March 12, 2021 and the loan bears interest at LIBOR plus 0.875%, in respect of LIBOR borrowings, and the alternate base rate plus 0.775%, in respect of alternate base rate borrowings. The debt issuance costs were not material and therefore are not reflected in the pro forma financial statements.

•

Revolving Credit Agreement Borrowings. The Company drew approximately $800,000, including approximately $22,000 designated for letter of credit usage, aggregate principal amount of long-term debt under the Revolving Credit Agreement. The Revolving Credit Agreement was amended on March 13, 2020 and provided the Company with an additional $450,000 of borrowing capacity upon closing of the Acquisition on March 16, 2020. The total net proceeds of $799,325 are net of issuance costs of $675.

•

Common Stock Offering. On April 23, 2019, the Company issued 37,370 shares of Common Stock in a public offering (the “Common Stock Offering”). The total net proceeds for the Common Stock public offering was $1,262,857, which is net of expenses of $30,893.

•

TEUs Offering. On April 23, 2019, the Company issued 13,800 TEUs in a public offering (the “TEU Offering”). The total net proceeds of the TEUs offering was $674,400, which is net of expenses of $15,600. Each TEU consists of a prepaid stock purchase contract (the “stock purchase contracts”) and a senior amortizing note due April 30, 2022 (the “amortizing notes”), each issued by the Company. Unless earlier settled or redeemed, each stock purchase contract will automatically settle on April 30, 2022 (subject to postponement in limited circumstances) for between 1.1790 and 1.4442 shares of Common Stock, subject to adjustment, based upon the applicable market value of the Common Stock, in accordance with the terms of the Purchase Contract Agreement, dated as of April 23, 2019, relating to the TEUs. The amortizing notes were issued with an initial principal amount of $8.62909 per amortizing note, or $119,081 in aggregate, and bear interest at a rate of 3.00% per year, and pay equal quarterly cash installments of $0.75000 per amortizing note (except for the July 30, 2019 installment payment, which was $0.80833 per amortizing note), which constitute a payment of interest and a partial repayment of principal, and which cash payment in the aggregate is equivalent to 6.00% per year with respect to the $50.00 stated amount per TEU. The amortizing notes represent unsecured senior obligations of the Company. The Company recorded the issuance of the stock purchase contract portion of the TEUs as additional paid-in-capital of $570,919, less allocable issuance costs of $12,845, in its historical audited consolidated financial statements. The Company recorded the amortizing notes portion of the TEUs of $119,081 as long-term debt and recorded allocable issuance costs of $2,679 as debt issuance costs.

•

Senior Notes Offering. On April 26, 2019, the Company issued $400,000 aggregate principal amount of senior notes due 2029 (the “2029 Notes”) and $500,000 aggregate principal amount of senior notes due 2049 (the “2049 Notes” and, together with the 2029 Notes, the “Senior Notes”) in a public offering. The total net proceeds of the Senior Notes offering was $892,069, which is net of expenses of $7,931. The 2029 Notes and the 2049 Notes have interest rates of 3.566% and 4.276%, respectively. Of these proceeds, approximately $313,500 was used to redeem certain of the Company’s privately placed notes in the Company Debt Refinancing. These notes would have been callable in connection with the Acquisition if they had remained outstanding and therefore their repayment is considered directly attributable to the Acquisition. Prior to December 31, 2019, the remaining proceeds were temporarily used to repay borrowings under the Revolving Credit Agreement. On the Acquisition closing date, the Company borrowed under the Revolving Credit Agreement to complete the Acquisition as noted above.

Adjustments to the Pro Forma Statement of Net Income for the Year Ended December 31, 2019 and for the Six Months Ended June 30, 2020

(a)	Interest Expense. Reflects the following:

In thousands	For the Year Ended December 31, 2019	For the period January 1, 2020 to March 15, 2020
Incremental interest expense related to the amortization of the Senior Notes ($36,143), less actual interest paid ($24,257)	$11,886	$—
Incremental interest expense related to the amortization of the amortizing notes ($3,198), less actual interest paid ($2,276)	922	—
Incremental interest expense related to the amortization of borrowings under the PNC Credit Agreement	2,647	521
Incremental interest expense related to the amortization of borrowings under the Revolving Credit Agreement	23,547	5,590

Subtotal	$39,002	$6,111

Less: Elimination of privately placed senior notes pursuant to the Company Debt Refinancing that occurred on May 5, 2019	(9,558)	—
Less: Elimination of settlement gain on termination of Peoples’ interest rate swaps settled in connection with the Acquisition	—	7,986

Total	$29,444	$14.097

A 1/8 percent change in the interest assumed above would result in an aggregate increase or decrease to interest expense of approximately $1,188 and $234 for the year ended December 31, 2019 and for the six months ended June 30, 2020, respectively.

(b)	Interest Income. Reflects the removal of the interest income earned on cash on hand for the year ended December 31, 2020 and the period January 1, 2020 to March 15, 2020.

(c)

Income Tax Expense. Reflects the income tax effects of the pro forma adjustments calculated using an estimated statutory income tax rate of 28% for the year ended December 31, 2019 and for the six months ended June 30, 2020. The statutory rate may differ materially from the Company’s effective tax rate following the Acquisition and does not consider any historical or future tax events that may impact the combined company.

Note 5. Pro Forma Earnings Per Share

The earnings per share calculations reflect the shares issuable upon settlement of the stock purchase contracts portion of the TEUs and the shares issued in the Private Placement and the Common Stock Offering. The basic earnings per share includes the minimum shares issuable under the stock purchase contracts portion of the TEUs and the diluted earnings per share includes the incremental shares, if any, that would be issuable assuming a settlement of the stock purchase contract at the end of the period. As the Private Placement was not completed until after the year ended December 31, 2019 (i.e., March 16, 2020), for the year ended

December 31, 2019 EPS calculation, the company made a pro forma adjustment to reflect the issuance of common shares in the Private Placement assuming it occurred on January 1, 2019. As the shares pertaining to the stock purchase contracts and the Common Stock Offering were only reflected in the historical basic and diluted weighted average share counts for a portion of the year ended December 31, 2019, pro forma adjustments reflect the impact on weighted average common shares outstanding from assuming the Common Stock Offering and the TEU Offering occurred on January 1, 2019. In addition, as the shares issued in connection with the Private Placement were only reflected in the historical basic weighted average share counts for a portion of the six-months ended June 30, 2020, the company made a pro forma adjustment to the six months ended EPS calculation to reflect the impact on weighted average common shares outstanding from assuming the Private Placement occurred on January 1, 2019.

In thousands	For the Year Ended December 31, 2019	For the Six Months Ended June 30, 2020
Pro forma net income	$397,373	$214,624

Basic weighted average common shares outstanding
Basic average common shares outstanding	215,550	245,144
Additional issuance of common shares in the Private Placement	21,661	—

Additional weighted average impact of common shares in the Private Placement	—	8,926
Additional weighted average impact of minimum shares issuable under the stock purchase contracts portion of the TEUs	4,992	—
Additional weighted average impact of common shares in the Common Stock Offering	11,467	—

Basic weighted average common shares outstanding used in pro forma net earnings per share	253,670	254,070

Pro forma net earnings per common share, basic	$1.57	$0.84

Diluted weighted average common shares outstanding
Diluted average common shares outstanding	215,931	254,452
Additional issuance of common shares in the Private Placement	21,661	—
Additional weighted average impact of common shares in the Private Placement	—	—
Additional weighted average impact of minimum shares issuable under the stock purchase contracts portion of the TEUs	4,992	—
Additional weighted average impact of common shares in the Common Stock Offering	11,467	—

Diluted weighted average common shares outstanding used in pro forma net earnings per share	254,051	254,452

Pro forma net earnings per common share, diluted	$1.56	$0.84